Exhibit 99.4

CHASE STUDENT LOAN SERVICING LLC

Standard Engagement in Accordance With

Compliance Audits (Attestation Engagements)

For Lenders and Lender Servicers

Participating in the
Federal Family Education Loan Program

Year Ended December 31, 2007

CONTENTS

Independent Accountant’s Report	1

Management’s Assertions	3 — 7

Schedule of Lenders	8 — 9

Comments on Prior Year’s Audit Resolution Matters Relating to FFEL Program	10

Schedule of Findings and Questioned Amounts by Compliance Requirement	11

[Horne logo]

INDEPENDENT ACCOUNTANT’S REPORT

Board of Directors

Chase Student Loan Servicing LLC

384 Galleria Parkway

Madison, Mississippi 39110

We have examined management’s assertions, included in its representation letter dated March 25, 2008, that Chase Student Loan Servicing LLC complied with the assertions in the accompanying supplement to this report relative to Chase Student Loan Servicing LLC’s administration of the Federal Family Education Loan Program on behalf of its lender clients listed in the attached supplement during the year ended December 31, 2007 and about the effectiveness of Chase Student Loan Servicing LLC’s internal control over compliance with the aforementioned compliance requirements as of December 31, 2007.  As discussed in that representation letter, management is responsible for Chase Student Loan Servicing LLC’s compliance with—and the effectiveness of Chase Student Loan Servicing LLC’s internal control over compliance with—those requirements.  Our responsibility is to express an opinion on management’s assertions about Chase Student Loan Servicing LLC’s compliance with—and the effectiveness of Chase Student Loan Servicing LLC’s internal control over compliance with—the specified compliance requirements based on our examination.

Our examination was made in accordance with Government Auditing Standards, issued by the Comptroller General of the United States; standards established by the American Institute of Certified Public Accountants; and the 1996 Audit Guide, Compliance Audits for Lenders and Lender Servicers Participating in the Federal Family Education Loan (“FFEL”) Program (the “Guide”), issued by the U.S. Department of Education, Office of Inspector General; and, accordingly, included obtaining an understanding of the internal control over compliance with the specified compliance requirements; testing and evaluating the design and operating effectiveness of internal control over compliance; examining, on a test basis, evidence about Chase Student Loan Servicing LLC’s compliance with those requirements; and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on Chase Student Loan Servicing LLC’s compliance with specified requirements.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected.  Also projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with control policies or procedures may deteriorate.

In our opinion, management’s assertions that Chase Student Loan Servicing LLC complied with the aforementioned requirements for the year ended December 31, 2007 and that Chase Student Loan Servicing LLC maintained an effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2007 are fairly stated, in all material respects.

This report is intended solely for the information of the audit committee, management, and the U.S. Department of Education.  However, this report is a matter of public record and its distribution is not limited.

/s/ Horne LLP

Jackson, Mississippi

March 25, 2008

SUPPLEMENT

MANAGEMENT ASSERTIONS

1).                                  ED FORM 799

The loan information (loan types, interest rate, beginning and ending principal loan balances, and loan status (past due, in grace, in deferment) reported in Parts II, III, IV, V, and VI of either the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients during the year ended December 31, 2007 agrees with Chase Student Loan Servicing LLC’s accounting summary records and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements that such information be in agreement.

2).                                  INDIVIDUAL RECORD REVIEW

Chase Student Loan Servicing LLC supported loans reported in either the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients during the year ended December 31, 2007 and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance requirements for supporting loans with—loan records that include all applicable documents listed in Section II, Compliance Requirement 2, of the Audit Guide that our lender clients have contracted with Chase Student Loan Servicing LLC to store.

3).                                  LOAN ORIGINATION FEES

During the year ended December 31, 2007, Chase Student Loan Servicing LLC completely reported, classified and computed, in accordance with ED Form 799 instructions—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with ED Form 799 instructions for classifying and computing—the loan origination information reported in Part II in either the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients.  During the year ended December 31, 2007, Chase Student Loan Servicing LLC notified our lender clients to pay ED—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective control over compliance with requirements for payment to ED of—origination fees in excess of interest and special allowance.

4).                                  INTEREST BENEFITS

Loans included in Part III of either the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients during the year ended December 31, 2007 and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements that loans are— (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with ED Form 799 instructions.  Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal controls over compliance with requirements for calculation in accordance with—the ED Form 799 instructions.

5).                                  SPECIAL ALLOWANCE PAYMENTS

Loans included in Part IV of either the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients during the year ended December 31, 2007 were—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements that loans are—(1) in a status eligible for special allowance and (2) properly categorized on the ED Form 799 in accordance with the ED Form 799 instructions.  Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal controls over compliance with requirements for calculation in accordance with—the ED Form 799 instructions.

6).                                  LOAN PORTFOLIO ANALYSIS

In Parts V and VI of the ED Form 799s prepared by Chase Student Loan Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC and submitted to our lender clients during the year ended December 31, 2007, Chase Student Loan Servicing LLC properly classified and accurately reported—and, as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to properly classify and report—loan principal balances in accordance with the ED Form 799 instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI).

7).                                  LOAN SALES AND PURCHASES

Loan purchases and sales made on behalf of our lender clients during the year ended December 31, 2007, were recorded by Chase Student Loan Servicing LLC in accordance with—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance for recording loan purchases/sales in accordance with—the purchase/sales agreements with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees.  During the year ended December 31, 2007, Chase Student Loan Servicing LLC paid ED—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements for payment to ED of—loan origination fees for which we were responsible for paying on behalf of our lender clients in accordance with the agreements.  During the year ended December 31, 2007, Chase Student Loan Servicing LLC recorded completely and accurately in the servicer’s loan servicing systems—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to record completely and accurately in the servicer’s loan servicing systems—all applicable ED Form 799 loan data for loans transferred, including beginning balances.

8).                                  STUDENT STATUS CHANGES

Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended December 31, 2007, Chase Student Loan Servicing LLC accurately updated—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to accurately update—loan records for changes to student status, including conversion to payment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

9).                                  PAYMENT PROCESSING

For loans serviced during the year ended December 31, 2007, Chase Student Loan Servicing LLC: (a) calculated—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to calculate—interest and principal in accordance with 34 CFR 682.304 and (b) applied—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to apply—(i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209(b) or the documented specific request of the borrower.

10).                           DUE DILIGENCE BY LENDERS OR SERVICERS IN THE COLLECTION OF DELINQUENT LOANS

For loans serviced during the year ended December 31, 2007, Chase Student Loan Servicing LLC complied with—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with—the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or preclaims assistance set forth in 34 CFR 682.411(c)-(m).

11).                           DUE DILIGENCE — TIMELY CLAIM FILINGS BY LENDERS OR SERVICERS

For loans serviced during the year ended December 31, 2007, Chase Student Loan Servicing LLC complied with—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with—deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e) and (f) and for default claims contained in 34 CFR 682.406(a)(5).  For loans serviced during the year ended December 31, 2007, Chase Student Loan Servicing LLC accurately categorized—and as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements for accurately categorizing—amounts pertaining to claims in the ED Form 799.

12).                           CURES

For loans with timely-filing violations or due-diligence violations that were cured during the year ended December 31, 2007, Chase Student Loan Servicing LLC documented that it performed—and, as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to perform—cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138].  For loans on which a cure was required but that were not cured during the year ended December 31, 2007, Chase Student Loan Servicing LLC properly categorized—and, as of December 31, 2007, Chase Student Loan Servicing LLC had effective internal control over compliance with requirements to properly categorize—the loans in the ED Form 799 prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Chase Student Loan Servicing LLC, and submitted to our lender clients.

CHASE STUDENT LOAN SERVICING LLC

Schedule of Lenders

For the Year Ended December 31, 2007

Lender	I.D.
Applicable Quarters
Brazos Higher Education Service Corp., Inc.	833078
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833228
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833233
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833617
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833659
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833806
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	833838
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	834086
4/06, 1/07, 2/07, 3/07

Brazos Higher Education Service Corp., Inc.	834127
4/06, 1/07, 2/07, 3/07

Chase	803000
4/06, 1/07, 2/07, 3/07

Chase	821087
1/07, 2/07, 3/07

Citibank	824756
4/06, 1/07, 2/07, 3/07

Collegiate Funding Services LLC	833835
4/06, 1/07, 2/07, 3/07

Lender	I.D.
Applicable Quarters
Collegiate Funding Services LLC	834059
4/06, 1/07, 2/07, 3/07

Educaid	830005
4/06, 1/07, 2/07, 3/07

Educaid	829739
4/06, 1/07, 2/07, 3/07

Goldman Sache	834131
4/06, 1/07, 2/07, 3/07

GCO Education Loan Funding	833955
1/07, 2/07, 3/07

GCO Education Loan Funding	834159
4/06, 1/07, 2/07, 3/07

JP Morgan — Chase	820177
4/06, 1/07, 2/07, 3/07

Louisiana Central Credit Union	814658
4/06, 1/07, 2/07, 3/07

MHEAC	828868
4/06, 1/07, 2/07, 3/07

MHEAC	831387
4/06, 1/07, 2/07, 3/07

MHEAC	834095
4/06, 1/07, 2/07, 3/07

MHEAC	834096
4/06, 1/07, 2/07, 3/07

MHEAC	834132
4/06, 1/07, 2/07, 3/07

SunTrust Bank	811111
4/06, 1/07, 2/07, 3/07

Lender	I.D.
Applicable Quarters
Federal Association of Financial Services	834181
4/06, 1/07, 2/07, 3/07

Academic Financial Services	834179
4/06, 1/07, 2/07, 3/07

Student Loan Corporation	834282
4/06, 1/07, 2/07, 3/07

Loan Consolidations for Professionals of America	834205
4/06, 1/07, 2/07, 3/07

Arizona Higher Education Loan Authority	834218
1/07, 2/07, 3/07

CHASE STUDENT LOAN SERVICING LLC

Comments on Prior Year’s Audit Resolution Matters

Relating to FFEL Program

Prior Year Statement of Condition

There was no prior year Statement of Condition.

CHASE STUDENT LOAN SERVICING LLC

Schedule of Findings and Questioned Amounts by Compliance Requirement

Year ended December 31, 2007

No matters to be reported in the current year.